EXHIBIT 10.1

STRATEGIC PARTNERSHIP AGREEMENT

THIS STRATEGIC PARTNERSHIP AGREEMENT relating to cooperation in the field of telecommunications and technology (the "**Agreement**") is made and entered into as of this 11th day of October 2019 (the "**Effective Date**") by and between:

- TPT Global Tech, Inc., a Florida company, incorporated under the laws of Florida, registered at 501 W Broadway Suit 800 San Diego CA 92101 , having elected domicile for the purposes of this Agreement at 501 W Broadway Suit 800 San Diego CA 92101 ("**TPT**"); and

- Setelia SAS, a *société par actions simplifiée,* incorporated under the laws of France, registered at the Commercial Registry of Paris, (RCS)- SIREN system under number /484284354 having elected domicile at Paris (75002), 2 Volney Street ("**Setelia**").

TPT and Setelia shall be hereinafter collectively referred to as the "**Parties**" and each individually as a "**Party**".

RECITALS

Whereas the Parties wish to form a strategic partnership between their two commercial enterprises, in order to pursue and achieve the objectives stated below to benefit each individual company, while they remain independent organizations:

For the purposes of this Agreement, the objectives that the Parties intend to achieve are as follows:

1. Setelia to support the marketing efforts to market TPT's Smartphone, Media, Network and SaaS products in Europe, Middle East and Africa.

2. Setelia to provide and deploy mobile network solution to TPT for its 5G roll out in the United States of America.

3. Setelia to provide certification services of hardware and software to TPT to launch its products and services throughout Europe, the Middle East and Africa.

4. TPT to market Setelia's products and services throughout the United States and Latin America.

NOW, THEREFORE, the Parties agree as follows:

1. The Parties will seek to achieve the above objectives in one or more separate written agreements to be mutually agreed between the Parties. There shall be no financial arrangement between the Parties at this time. Each Party will assist the other Party with

marketing and consulting services, however only to the extent such assisting Party is willing at its full and sole discretion to do so without financial arrangements. If a financial arrangement is desired by either Party, a separate written agreement organizing the scope of services to be rendered, and the corresponding financial arrangements, must be agreed upon and entered between the Parties. Each Party will bear its own costs, fees and expenses in connection with the implementation of this Agreement unless and until the parties mutually agree on a mechanism of splitting their costs, fees and expenses.

2. The term of this Agreement is two (2) years as from the Effective Date.
3. The commitments made by each Party in this Agreement are explicitly dependent upon the performance by the other Party of its commitments.
4. Other than expressly provided herein, nothing in this Agreement shall be considered to constitute any Party as partner or agent of the other Party, or shall be interpreted as empowering any Party to enter into any commitments or contract obligations of any kind or form with any third party on behalf of the other Party.
5. **Notices**. Notices and other communication between the Parties shall be affected in writing by email, facsimile, registered mail express courier or in other written form ensuring credible evidence in writing. Notices will be deemed delivered on the date shown on the postal return receipt or on the courier, facsimile or email confirmation of delivery.
6. **No Exclusivity**. The co-operation of the Parties under this Agreement shall be non-exclusive. Each Party shall remain entitled to enter into similar contractual relations with third parties.
7. **Entry into force**. This Agreement will enter into force upon being duly signed by the authorized representatives of both TPT and Setelia.
8. The commitments made by each Party in this Agreement are explicitly dependent upon the performance by the other Party of its commitments.
9. Any amendment or modification of this Agreement shall be in writing and executed by a duly authorized representative of each Party. This also applies to any amendment or modification of this written form requirement.
10. No Party may transfer or assign any of its rights and/or obligations under this Agreement, directly or indirectly, without obtaining the prior written consent of the other Party.
11. Should one or several provisions of this Agreement become invalid or unenforceable in total or in part, the remaining provisions of this Agreement shall remain unaffected hereby. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision that comes closest to the original intention of the Parties.
12. **Applicable law, Jurisdiction**. This Agreement shall be governed by the laws of France except for its conflict of laws rules. Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (ICC) in Paris, which Rules are deemed to be incorporated by reference into this Clause. The number of arbitrators shall be one arbitrator to be appointed in accordance with said Rules. The seat of arbitration shall be the city of Paris, France. The language to be used in the arbitral proceedings shall be the English Language.
13. Any ambiguity in this Agreement shall be interpreted equitably without regard to which Party drafted the Agreement or any provision thereof.

14. In case of conflict or discrepancy between the provisions of this general Agreement and the provisions of any specific agreement entered between the Parties prior or after the Effective Date, and whether or not pursuant to this Agreement, the provisions of the specific agreement will prevail between the Parties.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the Effective Date.

IN WITNESS whereof, this Agreement was signed by the Parties in two original copies each Party having received an original.

SETELIA SAS

SETELIA SAS
2 rue Volney 75002 Paris
Tél. 01 55 43 26 00 - Fax 01 55 43 20 15
RCS de Paris 481 284 354

Name: Olivier WORMSER

Title: CTO

Date: 10-11-2019

TPT GLOBAL TECH, INC.

Name: Stephen J. Thomas III

Title: CEO

Date:10-11-2019